THIS SECOND AMENDED AND RESTATED SECURED PROMISSORY NOTE (THE “RESTATED NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS RESTATED NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

SECOND AMENDED AND RESTATED SECURED PROMISSORY NOTE

Principal Amount: $2,700,000
Effective as of September 30, 2021

THIS SECOND AMENDED AND RESTATED SECURED PROMISSORY NOTE (this “Restated Note”) is effective as of this 30th day of September 2021 (the “Effective Date”), by and between  COJAX OIL AND GAS CORPORATION, a Virginia corporation, with the mailing/notice address of 3033 Wilson Blvd., Suite E-605, Arlington, VA 22201 as “Borrower”), and CENTRAL OPERATING, LLC, a Mississippi limited liability company, with the mailing/notice address of P.O. Box 2205, Laurel, MS 39442 (referred to herein as “Lender”).

The Restated Note amends and restates in its entirety that certain promissory note dated June 1, 2019 in the original principal amount of $2,700,000 (the “Original Note”) issued by Barrister Energy, LLC, a Mississippi limited liability company (“Barrister”), the initial borrower of the Original Note, in favor of the Lender, which Original Note was amended on May 14, 2020, and thereafter assigned on June 16, 2020 by Barrister to Borrower by that certain Assignment, Assumption and Amendment of Promissory Note, and further amended and restated by first Amended and Restated Secured Promissory Note dated May 29, 2021 (the “Amended Note”)

The Restated Note amends and restates the terms of the Original Note and the Amended Note as set forth herein to, among other things, reflect that the Lender and the Borrower agreed to change the repayment date of the Amended Note from October 1, 2021, to April 1, 2022, as the new repayment date. Borrower and Lender hereby agree that as of the Effective Date, the Amended Note is hereby amended, restated, and replaced in its entirety by this Restated Note to read as follows:

ARTICLE 1
PAYMENT TERMS

1.1Repayment. For Value Received, Borrower hereby irrevocably and unconditionally promises to pay to the order of Lender, as payee, the principal sum of Two Million Seven Hundred Thousand Dollars ($2,700,000.00) (the “Principal Amount) in lawful money of the United States of America and in immediately available funds. This Restated Note shall be non-interest bearing. The Principal Amount under the Restated Note shall be due and payable on April 1, 2022 (the “Maturity Date”).  This Restated Note may be prepaid in whole or in part at any time.

1.2Absolute Obligation/Ranking. This Restated Note is a direct and unconditional debt obligation of the Borrower.  Except as expressly provided herein, no provision of this Restated Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the Principal Amount of this Restated Note at the time, place, and rate, and in the coin or currency, herein prescribed.

1.3Security Interest. The obligations of the Borrower to the Lender under this Restated Note are secured and collateralized by certain oil and gas assets of Barrister, as indicated on Exhibit A attached hereto (the “Collateral”). Until the Principal Amount is paid in full, and the Borrower performs all its obligations under the Restated Note, the Lender will retain title to the assets contained on Exhibit A but assign the revenues from same.  Upon payment in full of the Principal Amount, Lender shall immediately release the Collateral by transferring the title of the Collateral to the Borrower without any additional notices from the Borrower.

ARTICLE 2
DEFAULT AND REMEDIES

2.1Events of Default.  Each of the following shall constitute an event of default (“Event of Default”):

(a)Failure to Make the Required Payment.  Failure by Borrower to pay the Principal Amount on the Maturity Date pursuant to this Restated Note which non-payment continues for five (5) business days following the date of written notice thereof to Borrower by Lender.

(b)Voluntary Bankruptcy.  The commencement by Borrower of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law (“Bankruptcy Laws”), or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or its subsidiaries or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Borrower generally to pay its debts as such debts become due, or the taking of corporate action by Borrower or its subsidiaries in furtherance of any of the foregoing.

(c)Involuntary Bankruptcy. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Borrower or any of its subsidiaries in an involuntary case under any applicable Bankruptcy Laws; or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Borrower or any subsidiary for any substantial part of its property, or ordering the winding-up or liquidation of Borrower’s  or any of its subsidiaries’ affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

(d)Dissolution or Liquidation.  If Borrower or any of its subsidiaries ceases to carry on its business or disposes (whether by license, lease, sale, settlement, encumbrance or otherwise) of substantially all of its assets other than in the ordinary course of its business; or commences dissolution or liquidation.

2.2Remedies. Upon the occurrence of any Event of Default specified in this Article 2 hereof, Lender may enforce the unpaid Principal Amount due, among other remedies, by summary proceeding or similar action in the jurisdiction(s) where enforcement is sought, as well as by any other enforcement or action at law or in equity permissible by law. Lender is also entitled to immediately retain title to the Collateral set forth on Exhibit A. The Borrower and any of its subsidiary hereby waive presentment, demand, or notice of dishonor with respect to the obligations of this Restated Note.  In addition to the rights and remedies given it by this Restated Note, the Lender shall have all those rights and remedies allowed by applicable laws, and recourse to one or more right or remedy shall not constitute a waiver of the others.

ARTICLE 3.
COVENANTS AND WARRANTIES OF BORROWER

So long as this Restated Note shall remain in effect and until any outstanding Principal Amount has been paid in full, unless the Lender shall otherwise consent in writing, the Borrower and any of its subsidiaries (whether existing or becoming a subsidiary after the Effective Date), shall not (I) borrow funds, incur or increase indebtedness or credit, or grant an encumbrance or lien to any person that is senior in any way to the Restated Note in respect of payment, priority or preference, or (ii) modify any existing debt or encumbrance in materially adversely affect the rights of Lender, as the noteholder of the Restated Note (by way of example only and without limitation, increasing the amount of existing senior debt, or changing or modifying rights of other existing creditors or lien holders that would in any material respect reduce the security interest or rights of the Lender).

ARTICLE 4.
NOTICE AND OTHER INSTRUMENTS.

All notices, reports or other documents and communications that are required or permitted to be given to the Parties under this Agreement shall be sufficient if given in writing and delivered in person, by email, by overnight courier, or by registered or certified mail, postage prepaid, return receipt requested, to the receiving Party at the address listed on the first page of this Restated Note or to such other address as such Party may have given to the other by written notice pursuant to this Article 4. Notice shall be deemed given on the earlier of (I) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (vi) on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

ARTICLE 5
NO ORAL CHANGE

This Restated Note may not be modified, amended, waived, extended, changed, discharged, or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE6
GOVERNING LAW; VENUE, JURY TRIAL WAIVER

This Restated Note and the rights, remedies, powers, covenants, duties and obligations of the parties herein shall be construed and enforced in accordance with the laws of the State of Mississippi, without regard to the conflict of laws provisions thereof. Any legal suit, action or proceeding arising out of or relating to this Restated Note shall be instituted exclusively in the state or federal courts of the State of Mississippi (and any appellate courts thereof). EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS RESTATED NOTE OR ANY OBLIGATIONS HEREUNDER.

ARTICLE 7
ENTIRE AGREEMENT AND AMENDMENT

This Restated Note constitutes the entire agreement between the parties with respect to the subject matter hereof and referenced herein and supersedes and terminates any prior agreements between the parties

(written or oral) with respect to the subject matter hereof, including, without limitation, the Original Note. Any amendment or modification to, or waiver of any provision of, this Restated Note may be made with, and only with, the written consent of Borrower and Lender. This Restated Note may be amended only by an instrument in writing executed by the parties hereto.

ARTICLE 8
SEVERABILITY

Should any one or more of the provisions of this Restated Note be determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby. To the extent that a court determines that any provision herein is unreasonable in light of the circumstances, the court shall revise such provision in a manner that the court determines to be reasonable and to implement the intention of this Restated Note most clearly.

ARTICLE 9
ASSIGNMENT

Borrower may transfer or assign this Restated Note with the consent and notice of the Lender, in accordance with all applicable laws and regulations, which consent may not be unreasonably withheld.

ARTICLE 10
MISCELLENEOUS

This Restated Note will inure to the benefit of and be binding upon each of the parties and their respective heirs, executors, administrators, successors, and permitted assigns. This Restated Note may be executed in multiple counterparts, including without limitation by facsimile, pdf or other electronic document transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The undersigned executing this Restated Note on behalf of the Borrower and delivering it to the Lender hereby represents and warrants that he does so with all corporate authority of the Borrower. Unless the context requires otherwise, the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words in this Restated Note refer to this entire Restated Note. Unless the context requires otherwise, words in this Restated Note using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders. References in this Restated Note to “dollars”, “Dollars” or “$” are to U.S. dollars. This Restated Note was prepared jointly by the parties and no rule that it be construed against the drafter will have any application in its construction or interpretation.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Amended and Restated Promissory Note to be duly executed by the undersigned as of this 30th day of September 2021.

COJAX OIL AND GAS CORPORATION

By: /s/ Jeffrey J. Guzy

      Name: Jeffrey J. Guzy

      Title: Chief Executive Officer

Acknowledged and agreed, effective as of the Effective Date:

CENTRAL OPERATING, LLC
/s/ Peter Biglane
By: Peter Biglane
Title: Manager

Exhibit A

Collateral

Attached to and made a part of that certain assignment dates effective June 1st, 2019 by and between Central Operating, LLC as Assignor and Barrister Energy, LLC as Assignee

Lessor	MOSLEY, MARREL CLIFTON	Lessor	BYRD, ARTHURINE ET AL	Lessor	CHAVERS, MILDRED E
Lessee	WALTER L JOHNSON	Lessee	WALTER L JOHNSON	Lessee	FINA OIL & CHEMICAL
Dated	AUGUST 11, 1993	Dated	AUGUST 10, 1993	Dated	APRIL 18, 1991
Recorded	BOOK 486 PAGE 273	Recorded	BOOK 486 PAGE 304	Recorded	BOOK 407 PAGE 304
Lessor	NALL, ALFRED E	Lessor	MURPHY, MAX H ET UX	Lessor	SILCOX, SHANE
Lessee	WALTER L JOHNSON	Lessee	WALTER L JOHNSON	Lessee	FINA OIL & CHEMICAL
Dated	AUGUST 10, 1993	Dated	SEPTEMBER 15, 1993	Dated	APRIL 18, 1991
Recorded	BOOK 486 PAGE 276	Recorded	BOOK 486 PAGE 312	Recorded	BOOK 407 PAGE 301
Lessor	EXCEL, TOWN OF	Lessor	KIRKLAND, REO JR	Lessor	MOSLEY, ISABELLE L ET AL
Lessee	WALTER L JOHNSON	Lessee	WALTER L JOHNSON	Lessee	FINA OIL AND CHEMICAL
Dated	AUGUST 18, 1993	Dated	SEPTEMBER 21, 1993	Dated	APRIL 18, 1991
Recorded	BOOK 486 PAGE 320	Recorded	BOOK 486 PAGE 315	Recorded	BOOK 407 PAGE 296
Lessor	JETER, JAMES H ET UX	Lessor	MELTON, H GERALD ET UX	Lessor	MURPHY, EVELYN JONES ET VI
Lessee	WALTER L JOHNSON	Lessee	WALTER L JOHNSON	Lessee	WALTER L. JOHNSON
Dated	AUGUST 10, 1993	Dated	MAY 2, 1994	Dated	SEPTEMBER 15, 1995
Recorded	BOOK 486 PAGE 279	Recorded	BOOK 502 PAGE 289	Recorded	BOOK 561 PAGE 89
Lessor	HOLDER, WILLA DEAN H	Lessor	SCRUGGS, BILLY L ET UX
Lessee	WALTER L JOHNSON	Lessee	W. B. DICKERSON JR
Dated	JULY 16, 1993	Dated	JUNE 8, 1992
Recorded	BOOK 486 PAGE 282	Recorded	BOOK 440 PAGE 183
Lessor	MOSLEY, GEORGE EDWARD ET U	Lessor	JOHNSON, JERRY
Lessee	WALTER L JOHNSON	Lessee	WALTER L JOHNSON
Dated	AUGUST 10, 1993	Dated	AUGUST 3, 1995
Recorded	BOOK 486 PAGE 284	Recorded	BOOK 523 PAGE 225

Lessor	NETTLES, JEFF	Lessor	JOHNSON, MELVIN D
Lessee	WALTER L JOHNSON	Lessee	WALTER L JOHNSON
Dated	AUGUST 11, 1993	Dated	AUGUST 3, 1995
Recorded	BOOK 486 PAGE 287	Recorded	BOOK 523 PAGE 227
Lessor	NETTLES, ANN B ET VIR	Lessor	BROWN, JEFFREY L ET AL
Lessee	WALTER L JOHNSON	Lessee	WALTER L JOHNSON
Dated	AUGUST 11, 1993	Dated	AUGUST 3, 1995
Recorded	BOOK 486 PAGE 290	Recorded	BOOK 523 PAGE 238
Lessor	CHAVERS, MILDRED E	Lessor	CHAMPION INTERNATIONAL CO
Lessee	WALTER L JOHNSON	Lessee	ENERGY DEVELOPMENT
Dated	JULY 20, 1993	Dated	JANUARY 15, 1995
Recorded	BOOK 486 PAGE 296	Recorded	BOOK 526 PAGE 94
Lessor	ZION REST CHURCH	Lessor	INTERNATIONAL PAPER CO
Lessee	WALTER L JOHNSON	Lessee	ENERGY DEVELOPMENT
Dated	AUGUST 4, 1993	Dated	DECEMBER 27, 1994
Recorded	BOOK 486 PAGE 300	Recorded	BOOK 527 PAGE 98
Lessor	MANNING, BETTY C ET VIR	Lessor	RUDY RESOURCES LIMITED PA
Lessee	WALTER L JOHNSON	Lessee	ENERGY DEVELOPMENT
Dated	JUNE 21, 1993	Dated	JANUARY 15, 1995
Recorded	BOOK 491 PAGE 67	Recorded	BOOK 529 PAGE 06
Lessor	COLEMAN, JAMES C ET UX	Lessor	SCOTT PAPER COMPANY
Lessee	WALTER L. JOHNSON	Lessee	ENERGY DEVELOPMENT
Dated	JUNE 23, 1993	Dated	JANUARY 15, 1995
Recorded	BOOK 491 PAGE 65	Recorded	BOOK 529 PAGE 08

Contract ID	Lessor	Recording Info State	County	SEC	TWP	RNG	Legal Description
ALPX.16.001.LSE	Alfred E. Nall et u	5.0000 Page 9, Book 806 AL	Monroe	16	5N	7E	4 ac in SE cor SWSE; 1 ac in SW cor SWSE

ALPX.16.002.LSE	Alfred E. Nall, Jr.	35.8000 Page 11, Book 806 AL	Monroe	16	5N	7E	N2 SESE Less 1 ac in NW corner; S2 SESE Less 3.2 ac in SW cor
ALPX.16.003.LSE	Donna Nall Salter	35.0000 Page 13, Book 806 AL	Monroe	16	5N	7E	W2 SWSE Less 1 ac in SW corner; E2 SWSE Less 4 ac in SE corner
ALPX.16.004.LSE	Louise B. Melton	20.0000 Page 15, Book 806 AL	Monroe	16	5N	7E	1 ac in SW cor SWSE W2 SWSE Less 1 ac in SW cor
ALPX.16.005.LSE	Ronnie R. Jordan	70.0000 Page 406, Book 802 AL	Monroe	16	5N	7E	W2 SW Less 4 Tracts;see lease for complete description.
ALPX.16.006.LSE	Jimmy R. Frost	1.0000 Page 21, Book 806 AL	Monroe	16	5N	7E	1 ac in NW corner of SESE
ALPX.16.007.LSE	William T. Caylor	3.2000 Page 17, Book 806 AL	Monroe	16	5N	7E	2.2 ac in S2 of SESE 1 ac in SW corner of SESE
ALPX.16.008.LSE	Sandy Dunnavant	1.0000 Page 19, Book 806 AL	Monroe	16	5N	7E	1 ac in NW corner of SESE
ALPX.16.009.LSE	Shane Silcox et u	25.0000 AL	Monroe	16	5N	7E	Part of SWNE
ALPX.16.010.LSE	Freida Wiggins et	56.0000 AL	Monroe	16	5N	7E	Part of SWNE & Part of SENE & Part of NENE
ALPX.16.011.LSE	H. Gerald Melton	78.6000 Page 303, Book 804 AL	Monroe	16	5N	7E	E2 SW,Less & except a parcel,see lease for complete description
ALPX.16.012.LSE	Billy Scruggs et u	80.0000 Page 528, Book 803 AL	Monroe	16	5N	7E	N2 SE
ALPX.16.013.LSE	L.T. Wiggins et ux	1.0000 AL	Monroe	16	5N	7E	SE corner of N2 of SENE
ALPX.17.001.LSE	W.J. Martin, Jr.	80.0000 Page 399, Book 802 AL	Monroe	17	5N	7E	NE1/4 OF SW1/4;and SE1/4 of NW1/4
ALPX.17.002.LSE	Edward Nelson M	71.3300 Page 396, Book 802 AL	Monroe	20	5N	7E	N1/3 NWNE;N1/3 NENW;E1/2NENE S1/3 SWSE;S1/3 SESW Less 2 acres in SW corner

ALPX.17.003.LSE	Annabel J. White,	133.2200 Page 401, Book 802 AL	Monroe	17	5N			7E	SENE & NESE & N2 SESE Less tracts;see full description on lease.
				20	5N			7E	Metes & Bounds Tract,see lease for fulldescription. W2 SWNE Less 3 ac;also
				21	5N			7E	W2 NWSE,see lease for complete description.
ALPX.17.006.LSE	Hazel Norris	89.3700 Page 409, Book 802 AL	Monroe	17	5N			7E	SWSW Less 2 Tracts;N2/3 SWSE Less tract & N 2/3 SESW
ALPX.17.007.LSE	Bennie C. Norris		1.0000 Page 412, Book 802 AL	Monroe	17	5N	7E	Metes & Bounds Tract in SWSW
ALPX.17.008.LSE	Danny L. Everette		1.0000 Page 414, Book 802 AL	Monroe	17	5N	7E	Metes & Bounds Tract in SWSW
ALPX.17.009.LSE	Garilyn Blanton		1.6300 Page 416, Book 802 AL	Monroe	17	5N	7E	Metes & Bounds Tract in SWSW
ALPX.17.010.LSE	Annabel Wallet v		3.0000 Page 418, Book 802 AL	Monroe	17	5N	7E	Metes & Bounds Tract in NESE
ALPX.20.001.LSE	Marlene B. Grissette		27.0000 AL	Monroe	20	5N	7E	27 ac tract in SW cor of NENW,NWNW
ALPX.20.002.LSE	Roger W. Bayles,		9.5000 AL	Monroe	20	5N	7E	9.5 acs start SE corner of W2 of NENE
ALPX.21.001.LSE	Audry O. Melton e		45.5900 AL	Monroe	21	5N	7E	9.59 ac tract in NENE
					21	5N	7E	NENW less two tracts
ALPX.21.002.LSE	Brenda Andrews		2.7800 AL	Monroe	21	5N	7E	2.78 ac tract in S2 of NENW
ALPX.21.003.LSE	Deanna Andrews		0.8700 AL	Monroe	21	5N	7E	.87 ac tract in NE corner NENW
ALPX.21.004.LSE	Mitchell W. Jordan		38.7100 Page 404, Book 802 AL	Monroe	21	5N	7E	E2 SWNE Less 3 ac; also E2 NWSE;see lease for complete description.

ALPX.21.005.LSE	Alfred E. Nall,Life	40.0000 AL	Monroe	21	5N	7E	NWNE
ALPX.21.006.LSE	Alfred E, Nall, Jr.,	33.0000 AL	Monroe	21	5N	7E	S2 NENE Less 50' strip across NS of SWNENE; NENENE; 50' strip across NS of NWNENE
ALPX.21.007.LSE	Louise B. Melton	33.0000 AL	Monroe	21	5N	7E	S2 NENE Less 50' strip across NS of SWNENE; NENENE; 50' strip across NS of NWNENE